                                                                     EXHIBIT 3.5

                          CERTIFICATE OF INCORPORATION
                                       OF
                            AMTECH CREDIT CORPORATION

                                    ARTICLE I

            The name of the Corporation is Amtech Credit corporation.

                                   ARTICLE II

            The name of the corporation's registered agent and the address of its registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                   ARTICLE III

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

                                   ARTICLE IV

            The total number of shares of capital stock which the corporation shall have the authority to issue is One Hundred Thousand (100,000) shares of Common Stock, $0.01 par value.

                                    ARTICLE V

            The business and affairs of the corporation shall be managed by the Board of Directors. The number of directors constituting the initial Board of Directors is one (1), and the name of the person who is to serve as director until the first annual Meeting of stockholders or until his successor is duly elected and qualified is as follows:

                         Director              Address
                         --------              -------
                      David P. Cook       4514 Cole Avenue
                                          Suite 1200, LB #28
                                          Dallas, Texas 75205

                                   ARTICLE VI

            In furtherance and not limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

                                   ARTICLE VII

            The incorporator is G. Russell Mortenson, whose mailing address is 4514 Cole Avenue, Suite 1200, LB#28, Dallas, Texas 75205.

                                  ARTICLE VIII

            A director of the Corporation shall not be personally liable to the Corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

      A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except for a proceeding brought by an indemnitee to enforce his rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnitee led for such expenses under this Article or otherwise.

      B. If a claim under this Article is not paid in full by the corporation within a reasonable time after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense in such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

      C. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      D. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss under the Delaware General Corporation Law.

      E. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                    ARTICLE X

      No stockholder of the Corporation will be entitled to cumulative voting with respect to the election of directors or, by reason of his holding shares of any class of capital stock of the Corporation, have any preferential rights to purchase or subscribe to any shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, warrants, options or other securities of the Corporation, now or hereafter authorized.

                                   ARTICLE XI

      Any amendment to this Certificate of Incorporation, any merger or consolidation of this Corporation with or into another corporation or joint-stock or other association, any sale, lease or exchange of all or substantially all of the assets of this corporation, any dissolution of this Corporation or any alteration of the powers, preference or special rights of the shares of any class of the capital stock of this corporation shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon.

      IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby certifies that the facts herein stated are true, and accordingly has signed this instrument this 25th day of November, 1987.

                                           /s/ G. Russell Hortenson
                                           -------------------------------------
                                           G. Russell Hortenson

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/28/1990
                                                             903625268 - 2144950

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            AMTECH CREDIT CORPORATION

            Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, the undersigned corporation adopts the following Certificate of Amendment to the Certificate of Incorporation of Amtech Credit Corporation:

                                        I

            The following amendment to the Certificates of Incorporation was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware by unanimous Consent of all shareholders of the corporation. The amendment alters Article I of the Certificate of Incorporation, and the full text of Article I as amended is as follows:

                                   Article I

            The name of the corporation is AMGT Corporation.

                                       II

            The number of shares of voting stock of the corporation outstanding at the time of such adoption was:

                                  One Thousand

                                       III

            The holder of all of the shares of voting stock outstanding and entitled to vote on said amendments has signed a Consent adopting such amendment.

DATED: December 21, 1990.

                                       AMTECH CREDIT CORPORATION

                                            By:      /s/ Steve M. York
                                                     ---------------------------
                                                     Steve M. York
                                                     President and Treasurer

                                            By:      /s/ Cheryl Smith
                                                     ---------------------------
                                                     Cheryl Smith
                                                     Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/28/1996
960090412 -2144950

                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                           OFFICE AND REGISTERED AGENT

                                       OF

                                AMGT CORPORATION

      The Board of Directors of: AMGT CORPORATION a Corporation of the State of Delaware, on this 1st day of March , A.D. 1996, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

      The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:
CORPORATION SERVICE COMPANY.

      AMGT CORPORATION a Corporation of the State of Delaware, does hereby certify that foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Ronald A. Woessner, Vice President this 18th day of March A.D. 1996.

                                                     AMGT Corporation

                                                     /s/ Ronald A. Woessner
                                                     ---------------------------
                                                     Authorized Officer
                                                     Ronald A. Woessner

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/13/2001
                                                               010396201-2144950

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                AMGT CORPORATION

      AMGT Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

            FIRST: That by written consent of the Board of Directors dated as of August 13, 2001, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation declaring said amendment to be advisable and calling for consideration of said proposed amendment by the sole Stockholder of the Corporation. The resolution setting forth the amendment is as follows:

                  RESOLVED, that it is hereby proposed that Article FIRST of the
            Certificate of Incorporation of the Corporation be amended so that the same as amendment would read as follows:

                  "FIRST. The name of the Corporation is TransCore Partners,
            Inc."

            SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the proposed amendment was approved by the sole Stockholder of the Corporation by written consent dated as of August 13, 2001.

            THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of this 13 day of August, 2001.

                                                     AMGT CORPORATION

                                                     By: /s/ Claudia F. Wiegand
                                                         -----------------------
                                                     Name:  Claudia F. Wiegand
                                                     Title: Vice President